FORM 8K MAIN	File:20050719-FY06Q1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : July 19, 2005

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 18, 2005, the Company and Dario Sacomani, the former Chief Financial Officer of the Company, entered into an employment agreement pursuant to which Mr. Sacomani resigned as Chief Financial Officer and Senior Vice President of the Company and is now employed as a non-executive employee, effective through December 30, 2005, subject to earlier termination as defined in the agreement. As a result of entering into the non-executive employee agreement, Mr. Sacomani's original three year employment agreement, entered into in May 2002, was terminated, effective July 18, 2005. Mr. Sacomani had been on a medical leave of absence, as announced on April 4, 2005.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The employment agreement entered into by the Company and Mr. Sacomani on July 18, 2005 includes the resignation of Mr. Sacomani as Chief Financial Officer and Senior Vice President of the Company, as well as the resignation of Mr. Sacomani from the Company's Board of Directors and all officer and director positions in any subsidiary of the Company, effective July 18, 2005.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Employment Agreement of Dario Sacomani executed July 18, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: July 19, 2005	By: /s/ David J. DeNeve
Name: David J. DeNeve Title: Senior Vice President and Chief Financial Officer